                                                                     EXHIBIT 4.3

                               BIOVEX GROUP, INC.

                             STOCKHOLDERS' AGREEMENT

                                 AUGUST 30, 2005

                                                                               .
                                                                               .
                                                                               .

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
1. CERTAIN DEFINITIONS...................................................     1
2. REGISTRATION RIGHTS...................................................     5
   2.1  Required Registrations...........................................     5
   2.2  Incidental Registration..........................................     7
   2.3  Registration Procedures..........................................     8
   2.4  Allocation of Expenses...........................................    10
   2.5  Indemnification and Contribution.................................    10
   2.6  Other Matters with Respect to Underwritten Offerings.............    12
   2.7  Information by Holder............................................    12
   2.8  "Lock-Up" Agreement; Confidentiality of Notices..................    13
   2.9  Limitations on Subsequent Registration Rights....................    13
   2.10 Rule 144 Requirements............................................    13
3. [Reserved]............................................................    14
4. CONSENTS AND COVENANTS................................................    14
   4.1  Matters Requiring Preferred Majority Consent.....................    14
   4.2  Matters Requiring Preferred Director Consent.....................    15
   4.3  Board Committees.................................................    16
   4.4  Directors; Observers.............................................    16
   4.5  Information......................................................    18
   4.6  Managers' Restrictive Covenants..................................    20
5. TRANSFER PROVISIONS; FIRST OFFER, TAG ALONG AND DRAG ALONG RIGHTS.....    21
   5.1  Restrictions on Transfer.........................................    21
   5.2  Permitted Transfers..............................................    21
   5.3  First Offer......................................................    22
   5.4  Compulsory Transfer by Leavers...................................    24
   5.5  Tag Along........................................................    25
   5.6  Drag Along.......................................................    26
   5.7  Bank Holding Company Act Matters.................................    27
6. RESTRICTIONS ON SALES OF CONTROL OF THE COMPANY.......................    28
7. VOTING AGREEMENTS.....................................................    29
   7.1  Voting of Shares.................................................    29
   7.2  No Revocation....................................................    30
   7.3  Obligations Binding on Transferees...............................    30
8. GENERAL...............................................................    30
   8.1  Future Stockholders..............................................    30
   8.2  Confidentiality and Disclosure...................................    30
   8.3  Actions by Preferred Holders.....................................    31
   8.4  VCT Matters......................................................    31
   8.5  Legends..........................................................    31
   8.6  Severability.....................................................    32

                                                                            PAGE
                                                                            ----
   8.7  Governing Law....................................................    32
   8.8  Notices..........................................................    32
   8.9  Complete Agreement...............................................    33
   8.10 Amendments and Waivers...........................................    33
   8.11 Termination Provisions...........................................    33
   8.12 Transfers of Rights; Calculation of Share Numbers................    34
   8.13 Pronouns.........................................................    34
   8.14 Counterparts; Facsimile Signatures...............................    34
   8.15 Section Headings and References..................................    34

                               BIOVEX GROUP, INC.

                             STOCKHOLDERS' AGREEMENT

     This Stockholders' Agreement, dated as of August 30, 2005, is entered into by and among BioVex Group, Inc., a Delaware corporation (the "COMPANY"); the holders of the Company's Preferred Stock listed on Exhibit A hereto (together, the "PREFERRED HOLDERS"); the Managers (as defined below); and each other holder of Common Stock of the Company listed on Exhibit B hereto (the "COMMON HOLDERS").

                                    Recitals

     WHEREAS, BioVex Limited, a limited company organized under the laws of England and Wales (the "SUBSIDIARY"), is currently a wholly owned subsidiary of the Company; and

     WHEREAS, the Preferred Holders, the Managers and the Common Holders previously held shares in the Subsidiary, all of which were exchanged for shares in the capital stock of the Company pursuant to a Share Contribution and Exchange Agreement dated as of the date hereof (such transaction, the "SHARE EXCHANGE"); and

     WHEREAS, in their capacity as shareholders of the Subsidiary, the Preferred Holders were entitled to certain rights and privileges pursuant to the Articles of Association of the Subsidiary (the "ARTICLES"); an Investment Agreement dated as of October 3, 2003 (the "INVESTMENT AGREEMENT") by and among the Subsidiary, the Managers (as defined therein) and the Preferred Holders, as holders of shares in the Subsidiary; a Subscription Agreement dated as of December 21, 2004 (the "DECEMBER SUBSCRIPTION AGREEMENT") by and among the Subsidiary, the Managers (as defined therein) and the Preferred Holders; and a Subscription Agreement dated as of May 26, 2005 (the "MAY SUBSCRIPTION AGREEMENT") by and among the Subsidiary, the Managers (as defined therein) and the Preferred Holders; and

     WHEREAS, the Company, the Managers, the Common Holders and the Preferred Holders intend that (i) with respect to the Company and in their capacity as holders of Preferred Stock of the Company, the Preferred Holders shall be entitled to rights and privileges under the Company's Certificate of Incorporation and this Agreement that are comparable to those previously enjoyed with respect to the Subsidiary and in their capacity as shareholders of the Subsidiary under the Articles, the Investment Agreement, the December Subscription Agreement and the May Subscription Agreement and (ii) the Managers shall be subject to certain restrictive covenants under this Agreement;

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

     1. CERTAIN DEFINITIONS.

     As used in this Agreement, the following terms shall have the following respective meanings:

          "AFFILIATED PARTY" means, with respect to any Preferred Holder, any person or entity which, directly or indirectly, controls, is controlled by or is under common control with such Preferred Holder, including, without limitation, any general partner, officer or director of such Preferred Holder and any venture capital fund now or hereafter existing which is controlled by one or more general partners of, or shares the same management company as, such Preferred Holder.

          "BOARD" means the Board of Directors of the Company as constituted from time to time.

          "BUDGET" means the annual budget of the Group from time to time, as defined in Section 4.5 (Information).

          "CERTIFICATE OF INCORPORATION" means the Certificate of Incorporation of the Company, as amended or restated from time to time.

          "COMMISSION" means the U.S. Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

          "COMMON STOCK" means the common stock, $0.0001 par value per share, of the Company.

          "COMPANY" means BioVex Group, Inc., a Delaware corporation.

          "COMPANY SALE" means: (a) a merger or consolidation in which (i) the Company is a constituent party, or (ii) a Company Subsidiary is a constituent party and the Company issues shares of its capital stock pursuant to such merger or consolidation, except in the case of either clause (i) or (ii) any such merger or consolidation involving the Company or a Company Subsidiary in which the shares of capital stock of the Company outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock which represent, immediately following such merger or consolidation, a majority by voting power of the capital stock of
(A) the surviving or resulting corporation or (B) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; (b) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or a Company Subsidiary of all or substantially all the assets of the Company and the Company Subsidiaries taken as a whole (except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned Company Subsidiary); or (c) the sale or transfer, in a single transaction or series of related transactions, by the stockholders of the Company of a majority by voting power of the then-outstanding capital stock of the Company to any person or entity or group of affiliated persons or entities.

          "COMPANY SUBSIDIARY" means any corporation, partnership, trust, limited liability company or other non-corporate business enterprise in which the Company (or another Company Subsidiary) holds stock or other ownership interests representing (a) more than 50% of the voting power of all outstanding stock or ownership interests of such entity or (b) the right to receive more than 50% of the net assets of such entity available for distribution to the holders of outstanding stock or ownership interests upon a liquidation or dissolution of such entity.

          "CONFIDENTIAL INFORMATION" means any information that is labeled as confidential, proprietary or secret that a Preferred Holder obtains from the Company pursuant to financial statements, reports and other materials provided by the Company to such Preferred Holder pursuant to this Agreement or pursuant to visitation or inspection rights granted hereunder.

          "EXCHANGE ACT" means the U.S. Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

          "GROUP" means the Company and the Company Subsidiaries from time to time, taken as a whole.

          "INDEMNIFIED PARTY" means a party entitled to indemnification pursuant to Section 2.5 (Indemnification and Contribution).

          "INDEMNIFYING PARTY" means a party obligated to provide indemnification pursuant to Section 2.5 (Indemnification and Contribution).

          "INITIAL PUBLIC OFFERING" means the initial underwritten public offering of shares of Common Stock.

          "INITIATING HOLDERS" means the Preferred Holders initiating a request for registration pursuant to Section 2.1(a) or 2.1(b) (Required Registrations), as the case may be.

          "MANAGER" means each of Dr. Gareth Beynon, Dr. Robert Coffin, Philip Astley-Sparke and Dr. Colin Love.

          "MANAGERS' SHARES" means shares of the capital stock of the Company owned by the Managers from time to time.

          "OTHER HOLDERS" means holders of securities of the Company (other than Preferred Holders) who are entitled, by contract with the Company, to have securities included in a Registration Statement.

          "PREFERRED DIRECTOR" means a member of the Board nominated solely by the holders of Preferred Stock pursuant to the Certificate of Incorporation and
Section 7 (Voting), below.

          "PREFERRED MAJORITY" means the holders of at least sixty percent (60%) of the Preferred Stock outstanding from time to time (voting together as a single class and not as separate series).

          "PROSPECTUS" means the prospectus included in any Registration Statement, as amended or supplemented by an amendment or prospectus supplement, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

          "PREFERRED HOLDER" means the holders of Preferred Stock as of the date hereof.

          "PREFERRED STOCK" means the Series A Stock, the Series B Stock, the Series C Stock, the Series D Stock and the Series M Stock.

          "REGISTRABLE SHARES" means (a) the shares of Common Stock issued or issuable upon conversion of the Preferred Stock; (b) any other shares of Common Stock, and any shares of Common Stock issued or issuable upon the conversion or exercise of any other securities, acquired by the Preferred Holders; (c) any other shares of Common Stock issued in respect of such shares (because of stock splits, stock dividends, reclassifications, recapitalizations or similar events); and (d) for purposes of Section 2.2 only, the Managers' Shares; provided, however, that shares of Common Stock which are Registrable Shares shall cease to be Registrable Shares (i) upon any sale pursuant to a Registration Statement or Rule 144 under the Securities Act; (ii) upon any sale in any manner to a person or entity which is not entitled to the rights under this Agreement; or (iii) at such time, following an Initial Public Offering, as they become eligible for sale pursuant to Rule 144(k) under the Securities Act. Wherever reference is made in this Agreement to a request or consent of holders of a certain percentage of Registrable Shares, the determination of such percentage shall include shares of Common Stock issuable upon conversion of the Preferred Stock even if such conversion has not been effected.

          "REGISTRATION EXPENSES" means all expenses incurred by the Company in complying with the provisions of Section 2 (Registration Rights), including, without limitation, all registration and filing fees, exchange listing fees, printing expenses, fees and expenses of counsel for the Company and the fees and expenses of one counsel selected by the Selling Stockholders to represent the Selling Stockholders, state Blue Sky fees and expenses, and the expense of any special audits incident to or required by any such registration, but excluding underwriting discounts, selling commissions and the fees and expenses of Selling Stockholders' own counsel (other than the counsel selected to represent all Selling Stockholders).

          "REGISTRATION STATEMENT" means a registration statement filed by the Company with the Commission for a public offering and sale of securities of the Company (other than a registration statement on Form S-8 or Form S-4, or their successors, or any other form for a similar limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation).

          "REMUNERATION COMMITTEE" means the remuneration committee of the Board from time to time, as appointed in accordance with Section 4.3 (Remuneration Committee).

          "SECURITIES ACT" means the U.S. Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission issued under such act, as they each may, from time to time, be in effect.

          "SELLING STOCKHOLDER" means any Preferred Holder or Manager owning Registrable Shares included in a Registration Statement.

          "SERIES A STOCK" means the Series A Preferred Stock of the Company, $0.0001 par value per share; "SERIES B STOCK" means the Series B Preferred Stock of the Company, $0.0001 par value per share; "SERIES C STOCK" means the Series C Preferred Stock of the Company, $0.0001 par value per share; "SERIES D STOCK" means the Series D Preferred Stock of the Company, $0.0001 par value per share; and "SERIES M STOCK" means the Series M Preferred Stock of the Company, $0.0001 par value per share.

          "SHARES" means any and all shares of Common Stock and/or shares of capital stock of the Company, by whatever name called, that carry voting rights (including voting rights which arise by reason of default) and shall include any such shares now owned or subsequently acquired by a Stockholder, however acquired, including without limitation stock splits and stock dividends.

          "STOCKHOLDER" means a holder of Common Stock or Preferred Stock.

     2. REGISTRATION RIGHTS.

          2.1 Required Registrations.

               (a) At any time after six months following the closing of the Initial Public Offering, a Preferred Holder or Preferred Holders holding in the aggregate at least 20% of the Registrable Shares then outstanding may request, in writing, that the Company effect the registration on Form S-1 or Form S-2 (or any successor form) of Registrable Shares owned by such Preferred Holder or Preferred Holders having an aggregate value of at least $7,500,000 (based on the market price or fair value on the date of such request).

               (b) At any time after the Company becomes eligible to file a Registration Statement on Form S-3 (or any successor form relating to secondary offerings), a Preferred Holder or Preferred Holders holding Registrable Shares may request, in writing, that the Company effect the registration on Form S-3 (or such successor form), of Registrable Shares having an aggregate value of at least $1,000,000 (based on the public market price on the date of such request).

               (c) Upon receipt of any request for registration pursuant to this
Section 2, the Company shall promptly give written notice of such proposed registration to all other Preferred Holders. Such Preferred Holders shall have the right, by giving written notice to the Company within 30 days after the Company provides its notice, to elect to have included in such registration such of their Registrable Shares as such Preferred Holders may request in such notice of election, subject in the case of an underwritten offering to the terms of
Section 2.1(d). Thereupon, the Company shall, as expeditiously as possible, and in any event within 60 days of the receipt of the request from the Initiating Holders, file with the Commission a Registration Statement and use its best efforts to effect the registration on an appropriate registration form of all Registrable Shares which the Company has been requested to so register; provided, however, that in the case of a registration requested under Section 2.1(b), the Company will only be obligated to effect such registration on Form S-3 (or any successor form).

               (d) If the Initiating Holders intend to distribute the Registrable Shares covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 2.1(a) or (b), as the case may be, and the Company shall include such information in its written notice referred to in
Section 2.1(c). In such event, (i) the right of any other Preferred Holder to include its Registrable Shares in such registration pursuant to Section 2.1(a) or (b), as the case may be, shall be conditioned upon such other Preferred Holder's participation in such underwriting on the terms set forth herein, and
(ii) all Preferred Holders including Registrable Shares in such registration shall enter into an underwriting agreement upon customary terms with the underwriter or underwriters managing the offering; provided that such underwriting agreement shall not provide for indemnification or contribution obligations on the part of the Preferred Holders greater than the obligations of the Preferred Holders pursuant to Section 2.5 and shall not include any representations or warranties of such Preferred Holders other than with respect to authority and ownership of shares. The Initiating Holders shall have the right to select the managing underwriter(s) for any underwritten offering requested pursuant to Section 2.1(a) or (b), subject to the approval of the Company, which approval will not be unreasonably withheld, conditioned or delayed. If any Preferred Holder who has requested inclusion of its Registrable Shares in such registration as provided above disapproves of the terms of the underwriting, such Preferred Holder may elect, by written notice to the Company, to withdraw its Registrable Shares from such Registration Statement and underwriting. If the Company desires that any officers or directors of the Company holding securities of the Company be included in any registration for an underwritten offering requested pursuant to Section 2.1 or if Other Holders request such inclusion, the Company may include the securities of such officers, directors and Other Holders in such registration and underwriting on the terms set forth herein applicable to the Preferred Holders. If the managing underwriter advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the shares held by officers or directors of the Company and by Other Holders (other than Registrable Shares) shall be excluded from such Registration Statement and underwriting to the extent deemed advisable by the managing underwriter, and if a further reduction of the number of shares is required, the number of shares that may be included in such Registration Statement and underwriting shall be allocated among all Preferred Holders requesting registration in proportion, as nearly as practicable, to the respective number of Registrable Shares held by them on the date of the request for registration made by the Initiating Holders pursuant to Section 2.1(a) or (b), as the case may be, and initially requested to be included therein. If any such Stockholder would thus be entitled to include more shares than such Stockholder requested to be registered, the excess shall be allocated among other participating Stockholders pro rata in the manner described in the preceding sentence. If the managing underwriter has not limited the number of Registrable Shares or other securities to be underwritten, the Company may include securities for its own account in such registration if the managing underwriter so agrees and if the number of Registrable Shares and other securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

               (e) The Company shall not be required to effect more than three registrations pursuant to Section 2.1(a) or more than two registrations pursuant to Section 2.1(b) in any 12 month period. In addition, the Company shall not be required to effect any registration within six months after the effective date of the Registration Statement relating to the Initial Public Offering. For purposes of this Section 2.1(e), a Registration Statement shall not be counted until such time as such Registration Statement has been declared effective by the Commission and, in the case of a non-underwritten offering, the shares requested thereunder have been sold pursuant to such Registration Statement (unless the Initiating Holders withdraw their request for such registration (other than as a result of information concerning the business or financial condition of the Company which becomes known to the Preferred Holders after the date on which such registration was requested) and elect not to pay the Registration Expenses therefor pursuant to Section 2.4). For purposes of this Section 2.1(e), a Registration Statement shall not be counted if, as a result of an exercise of the underwriter's cut-back provisions, less than 67% of the total number of Registrable Shares that Preferred Holders have requested to be included in such Registration Statement are so included.

               (f) If at the time of any request to register Registrable Shares by Initiating Holders pursuant to this Section 2.1, the Company is engaged or has plans to engage in a registered public offering or is engaged in any other activity which, in the good faith determination of the Company's Board of Directors as evidenced by a resolution of the Company's Board of Directors, would be materially adversely affected by the requested registration, then the Company may at its option direct that such request be delayed for a period not in excess of 75 days from the date of such request, such right to delay a request to be exercised by the Company not more than once in any 12-month period.

          2.2 Incidental Registration.

               (a) Whenever the Company proposes to file a Registration Statement covering shares of Common Stock (other than a Registration Statement filed pursuant to Section 2.1 and a Registration Statement covering shares to be sold solely for the account of Other Holders, which shares were acquired pursuant to either (i) an acquisition of a company of which they were formerly stockholders, (ii) a "private placement" under the Securities Act or (iii) Rule 144A under the Securities Act) at any time and from time to time, it will, prior to such filing, give written notice to all Preferred Holders and Managers of its intention to do so. Upon the written request of Preferred Holder(s) or Manager(s) given within 20 days after the Company provides such notice (which request shall state the intended method of disposition of such Registrable Shares), the Company shall use its best efforts to cause all Registrable Shares which the Company has been requested by such Preferred Holder(s) or Manager(s) to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of such Preferred Holder(s) or Manager(s); provided that the Company shall have the right to postpone or withdraw any registration effected pursuant to this Section 2.2 without obligation to any Preferred Holder or Manager.

               (b) If the registration for which the Company gives notice pursuant to Section 2.2(a) is a registered public offering involving an underwriting, the Company shall so advise the Preferred Holders and Managers as a part of the written notice given pursuant to Section 2.2(a). In such event,
(i) the right of any Preferred Holder or Manager to include its Registrable Shares in such registration pursuant to this Section 2.2 shall be conditioned upon such Preferred Holder's or Manager's participation in such underwriting on the terms set forth herein and (ii) all Preferred Holders and Managers including Registrable Shares in such registration shall enter into an underwriting agreement upon customary terms with the underwriter or underwriters selected for the underwriting by the Company. If any Preferred Holder or Manager who has requested inclusion of its Registrable Shares in such registration as provided above disapproves of the terms of the underwriting, such person may elect, by written notice to the Company, to withdraw its shares from such Registration Statement and underwriting. If the managing underwriter advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the shares held by holders of securities of the Company other than Preferred Holders, Managers and Other Holders shall be excluded from such Registration Statement and underwriting to the extent deemed advisable by the managing underwriter, and, if a further reduction of the number of shares is required, the number of shares that may be included in such Registration Statement and underwriting shall be allocated first among all participating Preferred Holders, then among all participating Managers, and then among Other Holders requesting registration in proportion, as nearly as practicable, to the respective number of shares of Common Stock (on an as-converted basis) held by them on the date the Company gives the notice specified in Section 2.2(a) and requested for inclusion therein. If any Preferred Holder, Manager or Other Holder would thus be entitled to include more shares than such holder requested to be registered, the excess shall be allocated among other requesting Preferred Holders, Managers and Other Holders pro rata in the manner described in the preceding sentence.

          2.3 Registration Procedures.

               (a) If and whenever the Company is required by the provisions of this Agreement to use its best efforts to effect the registration of any Registrable Shares under the Securities Act, the Company shall:

                    (i) file with the Commission a Registration Statement with respect to such Registrable Shares and use its best efforts to cause that Registration Statement to become effective as soon as possible;

                    (ii) as expeditiously as possible prepare and file with the Commission any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to comply with the provisions of the Securities Act (including the anti-fraud provisions thereof) and to keep the Registration Statement effective for one hundred twenty
(120) days from the effective date or such lesser period until all such Registrable Shares are sold;

                    (iii) as expeditiously as possible furnish to each Selling Stockholder such reasonable numbers of copies of the Prospectus, including any preliminary Prospectus, in conformity with the requirements of the Securities Act, and such other documents as such Selling Stockholder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by such Selling Stockholder;

                    (iv) as expeditiously as possible use its best efforts to register or qualify the Registrable Shares covered by the Registration Statement under the securities or Blue Sky laws of such states as the Selling Stockholders shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable the Selling Stockholders to consummate the public sale or other disposition in such states of the Registrable Shares owned by the Selling Stockholders; provided, however, that the Company shall not be required in connection with this paragraph (iv) to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction;

                    (v) as expeditiously as possible, cause all such Registrable Shares to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

                    (vi) promptly provide a transfer agent and registrar for all such Registrable Shares not later than the effective date of such Registration Statement;

                    (vii) promptly make available for inspection by the Selling Stockholders, any managing underwriter participating in any disposition pursuant to such Registration Statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the Selling Stockholders, all financial and other records, pertinent corporate documents and properties of the Company and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such Registration Statement;

                    (viii) notify each Selling Stockholder, promptly after it shall receive notice thereof, of the time when such Registration Statement has become effective or a supplement to any Prospectus forming a part of such Registration Statement has been filed; and

                    (ix) as expeditiously as possible following the effectiveness of such Registration Statement, notify each seller of such Registrable Shares of any request by the Commission for the amending or supplementing of such Registration Statement or Prospectus.

               (b) If the Company has delivered a Prospectus to the Selling Stockholders and after having done so the Prospectus is amended to comply with the requirements of the Securities Act, the Company shall promptly notify the Selling Stockholders and, if requested, the Selling Stockholders shall immediately cease making offers of Registrable Shares and return all Prospectuses to the Company. The Company shall promptly provide the Selling Stockholders with revised Prospectuses and, following receipt of the revised Prospectuses, the Selling Stockholders shall be free to resume making offers of the Registrable Shares.

               (c) In the event that, in the judgment of the Company, it is advisable to suspend use of a Prospectus included in a Registration Statement due to pending material developments or other events that have not yet been publicly disclosed and as to which the Company believes public disclosure would be materially detrimental to the Company as evidenced by a resolution of the Company's Board of Directors, the Company shall notify all Selling Stockholders to such effect, and, upon receipt of such notice, each such Selling Stockholder shall immediately discontinue any sales of Registrable Shares pursuant to such Registration Statement until such Selling Stockholder has received copies of a supplemented or amended Prospectus or until such Selling Stockholder is advised in writing by the Company that the then current Prospectus may be used and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such

Prospectus. Notwithstanding anything to the contrary herein, the Company shall not exercise its rights under this Section 2.3(c) to suspend sales of Registrable Shares for a period in excess of 30 days consecutively or 60 days in any 365-day period.

          2.4 Allocation of Expenses. The Company will pay all Registration Expenses for all registrations under this Agreement; provided, however, that if a registration under Section 2.1 is withdrawn at the request of the Initiating Holders (other than as a result of information concerning the business or financial condition of the Company which becomes known to the Selling Stockholders after the date on which such registration was requested) and if the Initiating Holders elect not to have such registration counted as a registration requested under Section 2.1, the Selling Stockholders shall pay the Registration Expenses of such registration pro rata in accordance with the number of their Registrable Shares included in such registration.

          2.5 Indemnification and Contribution.

               (a) In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless each Selling Stockholder, each underwriter of such Registrable Shares, and each other person, if any, who controls such Selling Stockholder or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Selling Stockholder, underwriter or controlling person may become subject under the Securities Act, the Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, (ii) the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the Registration Statement or the offering contemplated thereby; and the Company will reimburse such Selling Stockholder, underwriter and each such controlling person for any legal or any other expenses reasonably incurred by such Selling Stockholder, underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus or prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by or on behalf of such Selling Stockholder, underwriter or controlling person specifically for inclusion therein.

               (b) In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, each Selling Stockholder, severally and not jointly, will indemnify and hold harmless the Company, each of its directors and officers and each underwriter (if any) and each person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which the Company, such directors and officers, underwriter or controlling person may become subject under the Securities Act, Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or (ii) any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if and to the extent (and only to the extent) that the statement or omission was made in reliance upon and in conformity with information relating to such Selling Stockholder furnished in writing to the Company by such Selling Stockholder specifically for inclusion in such Registration Statement, prospectus, amendment or supplement; provided, however, that the obligations of a Selling Stockholder under this Section 2.5 shall be limited to an amount equal to the net proceeds actually received by such Selling Stockholder of Registrable Shares sold in connection with such registration.

               (c) Each Indemnified Party shall give notice to the Indemnifying Party promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld, conditioned or delayed); and, provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2.5 except to the extent (and only to the extent) that the Indemnifying Party is materially prejudiced by such failure. The Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall pay such expense if the Indemnified Party reasonably concludes that representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding; provided further that in no event shall the Indemnifying Party be required to pay the expenses of more than one law firm per jurisdiction as counsel for the Indemnified Party. The Indemnifying Party also shall be responsible for the expenses of such defense if the Indemnifying Party does not elect to assume such defense. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, which does not provide for only money damages or which includes any statement as to the fault or culpability of any Indemnified Person. No Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed.

               (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section 2.5 is due in accordance with its terms but for any reason is held to be unavailable to an Indemnified Party in respect to any losses, claims, damages and liabilities referred to herein, then the Indemnifying Party shall, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities to which such party may be subject in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and such Selling Stockholder on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company and such Selling Stockholder shall be determined by reference to, whether the untrue or alleged untrue statement of material fact related to information supplied by the Company or such Selling Stockholder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Selling Stockholders agree that it would not be just and equitable if contribution pursuant to this Section 2.5(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 2.5(d), (i) in no case shall any one Selling Stockholder be liable or responsible under this Section 2.5 for any amount in excess of the net proceeds actually received by such Selling Stockholder from such offering of Registrable Shares and (ii) the Company shall be liable and responsible for any amount in excess of such proceeds; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 2.5(d), notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve such party from any other obligation it or they may have thereunder or otherwise under this Section 2.5(d). No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

               (e) The rights and obligations of the Company and the Selling Stockholders under this Section 2.5 shall survive the termination of this Agreement.

          2.6 Other Matters with Respect to Underwritten Offerings. In the event that Registrable Shares are sold pursuant to a Registration Statement in an underwritten offering pursuant to Section 2.1, the Company agrees to (a) enter into an underwriting agreement containing customary representations and warranties with respect to the business and operations of the Company and customary covenants and agreements to be performed by the Company, including without limitation customary provisions with respect to indemnification by the Company of the underwriters of such offering; (b) use its best efforts to cause its legal counsel to render customary opinions to the underwriters with respect to the Registration Statement; and (c) use its best efforts to cause its independent public accounting firm to issue customary "cold comfort letters" to the underwriters with respect to the Registration Statement.

          2.7 Information by Holder. Each holder of Registrable Shares included in any registration shall furnish to the Company such information regarding such holder and the distribution proposed by such holder as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

          2.8 "Lock-Up" Agreement; Confidentiality of Notices. Each Preferred Holder, Manager and Common Holder, if requested by the Company and the managing underwriter of the Initial Public Offering, shall not sell or otherwise transfer or dispose of any Registrable Shares or other securities of the Company (excluding securities acquired in the Initial Public Offering or in the public market after such offering) held by such holder for a period of 180 days following the effective date of the Registration Statement for the Initial Public Offering; provided, that all Stockholders then holding at least 2% of the outstanding Common Stock (on an as-converted basis) and all officers and directors of the Company enter into similar agreements.

     The Company may impose stop-transfer instructions with respect to the Registrable Shares or other securities subject to the foregoing restriction until the end of such 180-day period.

     Any holder receiving any written notice from the Company regarding the Company's plans to file a Registration Statement shall treat such notice confidentially and shall not disclose such information to any person other than as necessary to exercise its rights under this Agreement.

          2.9 Limitations on Subsequent Registration Rights. The Company shall not, prior to the Initial Public Offering, without the prior written consent of Preferred Holders holding at least sixty percent (60%) of the Registrable Shares then held by all Preferred Holders, enter into any agreement (other than this Agreement) with any holder or prospective holder of any securities of the Company which grants such holder or prospective holder rights to include securities of the Company in any Registration Statement, unless (a) such rights to include securities in a registration initiated by the Company or by Preferred Holders are not more favorable than the rights granted to Other Holders under Sections 2.1 and 2.2, and (b) no rights are granted to initiate a registration, other than registration pursuant to a registration statement on Form S-3 (or its successor) in which Preferred Holders are entitled to include Registrable Shares on a pro rata basis with such holders based on the number of shares of Common Stock (on an as-converted basis) owned by Preferred Holders and such holders.

          2.10 Rule 144 Requirements. After the earliest of (i) the closing of the sale of securities of the Company pursuant to a Registration Statement, (ii) the registration by the Company of a class of securities under Section 12 of the Exchange Act, or (iii) the issuance by the Company of an offering circular pursuant to Regulation A under the Securities Act, the Company agrees to:

               (a) make and keep current public information about the Company available, as those terms are understood and defined in Rule 144;

               (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

               (c) furnish to any holder of Registrable Shares upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company as such holder may reasonably request to avail itself of any similar rule or regulation of the Commission allowing it to sell any such securities without registration.

     3. [Reserved]

     4. CONSENTS AND COVENANTS.

          4.1 Matters Requiring Preferred Majority Consent. The Company shall not, without prior written consent of at least a Preferred Majority:

               (a) amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws of the Company or the comparable charter documents of any direct or indirect subsidiary;

               (b) purchase or redeem (or permit any direct or indirect subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Company or any direct or indirect subsidiary thereof other than (A) redemptions of or dividends or distributions on the Preferred Stock as expressly authorized herein, (B) dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock, (C) dividends or other distributions made by a direct or indirect subsidiary to the Company or another direct or indirect subsidiary of the Company, or (D) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Company or any direct or indirect subsidiary in connection with the cessation of such employment or service at the lower of the original purchase price or the then-current fair market value thereof;

               (c) liquidate, dissolve or wind-up the business and affairs of the Company or any direct or indirect subsidiary, effect any Deemed Liquidation Event, or consent to any of the foregoing;

               (d) create, or authorize the creation of, any additional class or series of capital stock, or increase the authorized number of shares of any series of Preferred Stock or increase the authorized number of shares of any additional class or series of shares of capital stock;

               (e) enter into, or permit any direct or indirect subsidiary to enter into, any transaction, arrangement or commitment for the purposes of creating a partnership, joint venture or consortium or syndicate arrangement that is not in the ordinary course of business;

               (f) enter into, or permit any direct or indirect subsidiary to enter into, any transaction outside the ordinary course of business with a member of the Board of Directors or a member of the board of directors of any direct or indirect subsidiary of the Company or any of their respective affiliates;

               (g) effect a material change in the nature of the business of the Company or any direct or indirect subsidiary of the Company;

               (h) issue, or permit any direct or indirect subsidiary to issue, any shares of capital stock, any rights, options or warrants to purchase shares of capital stock, or securities of any type whatsoever that are or may become convertible into shares of capital stock, other than pursuant to the grant of options approved by, or pursuant to plans approved by, the Board of Directors (including at least a majority of the Preferred Directors);

               (i) expand, develop or evolve the Company's business in any material way otherwise than through the Company or a wholly owned subsidiary of the Company; provided that Group companies may enter into a licensing, partnership or joint venture arrangement at arm's length and in the ordinary course of business in relation to the manufacture, research, development, marketing or sale of the Group's products without such prior written approval;

               (j) enter into any material transaction outside the ordinary course of the Company's business as carried on by it from time to time;

               (k) make any loan to or payment on behalf of any person or entity other than a subsidiary (other than in respect of approved employee expenses and ordinary trade credit);

               (l) assign, transfer, sell or otherwise dispose of or license of all or any material part of the business, undertaking, property or other assets, including (without limitation) intellectual property and know how of the Group other than in the ordinary course of the Group's business;

               (m) appoint or remove any member of the Remuneration Committee or amend the Remuneration Committee charter; or

               (n) commence any a any clinical trial in relation to the Company's HSV II vaccine candidate or any second local control 24 patient OncoVEX study;

          4.2 Matters Requiring Preferred Director Consent. The Company shall not, without prior written consent of the Board, including at least a majority of the Preferred Directors:

               (a) dispose of (including by lease to a third party) or acquire in any fiscal year assets representing more than 5% of the consolidated net assets of the Company on a consolidated basis, as shown by the latest financial statements, and for the purpose of each calculation all disposals or acquisitions in any one financial year shall be aggregated;

               (b) change the fiscal year end of the Company or any subsidiary;

               (c) incur on behalf of the Company or any subsidiary any borrowing or any other indebtedness or liability in the nature of borrowing other than normal trade credit in the ordinary course of business;

               (d) incur on behalf of the Company or any subsidiary borrowings or capital expenditure that, in each case, exceeds by more than 5% the amount provided in the Budget;

               (e) create any mortgage, charge or other encumbrance over any asset of the Company or any subsidiary or give any guarantee by the Company or any subsidiary;

               (f) enter into any contract (other than as provided in the Budget) for the provisions of goods or services valued at more than $100,000 or permit any subsidiary to enter into such a contract;

               (g) incorporate a new direct or indirect subsidiary or acquire or any subsidiary of any shares in the capital of any legal entity;

               (h) instigate or settle of any material litigation or similar proceeding or permit any subsidiary to take such action;

               (i) enter into, or permit any subsidiary to enter into, any transaction, arrangement or commitment for the purposes of creating a partnership, joint venture or consortium or syndicate arrangement;

               (j) other than as approved by the Remuneration Committee, enter into, or permit any subsidiary to enter into, any contract with or the make any change to the terms of employment of any employee earning more than L50,000 per annum or the terms of employment of any officer (including, without limitation, agreeing any terms and conditions of any bonus arrangements in respect thereof);

               (k) appoint or remove any chairman of the Company;

               (l) amend any stock incentive plan;

               (m) update or amend the Budget; or

               (n) appoint professional advisers in connection with a public offering or stock exchange listing or any private placement of equity or debt securities.

          4.3 Board Committees.

               (a) The Board shall form a remuneration committee (the "REMUNERATION COMMITTEE"), including the Chairman of the Board and no more than three (3) Preferred Directors, and such committee shall adopt a charter governing its operations.

               (b) The Board shall form an audit committee, including no more than three (3) Preferred Directors, and such committee shall adopt a charter governing its operations.

          4.4 Directors; Observers. The proceedings of the Board shall be governed by the Bylaws of the Company and as provided below.

               (a) Meetings. A meeting of the Board shall be convened at least six (6) times in each calendar year and a strategic advisory board meeting and a science review meeting shall each be convened at least annually, unless otherwise agreed by a Preferred Majority.

               (b) Board Observers. The Company shall permit the persons identified below to attend all meetings of its Board in a nonvoting observer capacity and, in this respect, shall give each such representative copies of all notices, minutes, consents and other materials that it provides to its directors; provided, however, that such representative shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and, provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or would result in disclosure of trade secrets to such representative or if such Preferred Holder or its representative is or is affiliated with a direct competitor of the Company. Such persons shall be:

                    (i) one observer designated by West KB - Westdeutsche KapitalBeteiligungsgesellschaft mbH, for so long as it (together with its affiliated entities) holds at least 5% of the shares of Series A Stock outstanding from time to time;

                    (ii) one observer designated by V-Sciences Investments Pte Ltd for so long as it (together with its affiliated entities) holds at least 5% of the shares of Series A Stock outstanding from time to time;

                    (iii) one observer designated by Avalon Ventures VI LP for so long as it (together with its affiliated entities) holds at least 5% of the shares of Series B Stock outstanding from time to time;

                    (iv) one observer designated by Innoven Partenaires SA, as management company of Innoven 2001 FCPI No 5, Innoven 2003 FCPI No 7, FCPI Poste Innovation, FCPI Poste Innovation 5, FCPI Poste Innovation 6, Innoven 2002 FCPI No 6, FCPI Poste Innovation 2 and FCPI Poste Innovation 3, for so long as they (together with their affiliated entities) together hold at least 5% of the shares of Series D Stock outstanding from time to time; and

                    (v) at any time that it elects not to designate a person to service as a Director, one observer designated by Scottish Equity Partners Limited for so long as it (together with its affiliated entities) holds at least 5% of the shares of Series B Stock outstanding from time to time.

               (c) The Company shall pay an annual fee of $22,508 to (i) each Preferred Director (or to such person or entity as any such Preferred Director or the Stockholder with the contractual right to appoint any such Preferred Directors may direct); and (ii) in the event that Scottish Equity Partners Limited elects to appoint a Board observer in lieu of designating a Preferred Director, to such observer.

               (d) The Company shall promptly reimburse in full each Preferred Director for all of his or her reasonable out-of-pocket expenses incurred in attending each meeting of the Board of Directors of the Company or any committee thereof.

               (e) In the event that the Company or any of its successors or assigns (i) consolidates with or merges into any other entity and shall not be the continuing or surviving corporation in such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any entity, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of the Company assume the obligations of the Company with respect to indemnification of members of the Board of Directors as contained in the Company's Certificate of Incorporation.

          4.5 Information.

               (a) The Company shall deliver to each Preferred Holder:

                    (i) within 120 days after the end of each fiscal year of the Company, an audited balance sheet of the Company as at the end of such year and audited statements of income and of cash flows of the Company for such year, certified by certified public accountants of established national reputation selected by the Company, and prepared in accordance with generally accepted accounting principles consistently applied; and

                    (ii) within 45 days after the end of each fiscal quarter of the Company (other than the fourth quarter), an unaudited balance sheet of the Company as at the end of such quarter, and unaudited statements of income and of cash flows of the Company for such fiscal quarter and for the current fiscal year to the end of such fiscal quarter.

               (b) The Company shall deliver to each Preferred Holder:

                    (i) within 15 days after the end of each month (other than the last month of any fiscal quarter), an unaudited balance sheet of the Company as at the end of such month and unaudited statements of income and of cash flows of the Company for such month and for the current fiscal year to the end of such month, setting forth in comparative form the Company's projected financial statements for the corresponding periods for the current fiscal year;

                    (ii) as soon as available, but in any event not less than four (4) weeks prior to the commencement of each new fiscal year, a budget and projected financial statements for such fiscal year (the "BUDGET"); such budget to include a profit and loss budget, forecast balance sheet, capital expenditure budget and cashflow forecast or projection (broken down in each case into periods of not more than one calendar month and otherwise in such form and detail as the Preferred Directors may reasonably require) for the Company and for each Group Company for the such fiscal year;

                    (iii) such other notices, information and data with respect to the Company as the Company delivers to the holders of its capital stock at the same time it delivers such items to such holders; and

                    (iv) with reasonable promptness, such other information and data as such Preferred Holder may from time to time reasonably request.

               (c) The foregoing financial statements shall be prepared on a consolidated basis if the Company then has any subsidiaries. The financial statements delivered pursuant to clause (ii) of paragraph (a) and clause (i) of paragraph (b) shall be accompanied by a certificate of the chief financial officer of the Company stating that such statements have been prepared in accordance with generally accepted accounting principles consistently applied (except as noted) and fairly present the financial condition and results of operations of the Company at the date thereof and for the periods covered thereby.

               (d) The Company agrees that no material variation during any fiscal year from the amount of any items specified in an approved Budget, forecast or projection may be made without the prior written consent of the Preferred Directors.

               (e) The Company shall permit each Preferred Holder, or any authorized representative thereof, to visit and inspect the properties of the Company, including its corporate and financial records, and to discuss its business and finances with officers of the Company, during normal business hours following reasonable notice and as often as may be reasonably requested; provided, however, that the Company shall not be obligated pursuant to this
Section 4.5 to provide access to any information which it reasonably considers to be a trade secret.

               (f) If the Company shall, for whatever reason, fail in any material respect to perform its obligations under paragraphs (a) or (b) above, the holders of at least a Preferred Majority shall be entitled (without prejudice to any other remedies or rights they may have in respect of such non-performance) to appoint an independent accountant or accountants of their own choosing to investigate the affairs of the Company and/or of any Group company with a view to obtaining the information to be delivered pursuant to paragraphs (a) or (b) above, and in the event that such accountant or accountants shall be so appointed:

                    (i) the Company and/or the relevant Group company shall afford to such accountant or accountants such assistance and co-operation (including, without limitation, full and unrestricted access to the accounting books and records of the Company or such Group company) as he or they may from time to time request, and shall cause its auditors to do the same;

                    (ii) the reasonable costs of and incidental to such appointment shall be borne entirely by the Company; and

                    (iii) the Preferred Holders appointing such accountant or accountants shall make any information obtained by such accountant or accountants available to each of the Preferred Holders.

               (g) No press release or other public statement concerning the Preferred Holders' investment in the Company shall be made by or on behalf of any party unless it shall have been jointly agreed by a Preferred Majority and the Company.

          4.6 Managers' Restrictive Covenants.

               (a) As further consideration for their acquisition of Preferred Stock in the Share Exchange, each of the Managers hereby covenants and undertakes to each Preferred Holder and to the Company that he shall not, without the previous written consent of the Board (including the Preferred Directors) during the course of his employment with the Company or any direct or indirect subsidiary thereof:

                    (i) directly or indirectly engage or be interested in any business other than that of the Group;

                    (ii) hold any directorship of any company; provided that he may hold or beneficially own solely for investment purposes less than five percent of the securities of any public company; and further provided that Dr. Robert Coffin may hold academic posts for 20% of his working time; and

                    (iii) be employed or engaged by, act for or collaborate with, in any manner whatsoever (whether as a consultant, advisor, director or other employee or otherwise) any company, firm, business, academic institution or other entity active in the development and application of HSV based vectors for therapeutic use, including the delivery of potentially therapeutic genes but excluding therapeutic, prophylactic and diagnostic uses of therapeutic genes other than in conjunction with HSV based vectors.

               (b) Each of the Managers further covenants and undertakes that he shall not directly or indirectly:

                    (i) at any time after the termination of his employment under his agreement of employment or services with the Company or any Group company (each, a "SERVICE CONTRACT") directly or indirectly disclose or make use of any Confidential Information (as defined in the relevant Service Contract);

                    (ii) at any time after the termination of his engagement, represent himself or permit himself to be held out as having any connection with or interest in the Company or any direct or indirect subsidiary thereof;

                    (iii) for the period of 12 months after the termination of his employment under his Service Contract be engaged or concerned or interested in any commercial activity or business carried on within the Restricted Area (as defined in the relevant Service Contract) in competition with any Restricted Business (as defined in the relevant Service Contract);

                    (iv) for the period of 12 months after the termination of such employment, induce or attempt to persuade any Employee (as defined in the relevant Service Contract) to leave employment or engagement by the Company or any Group company or offer employment or engagement to any such Employee;

                    (v) at any time, before or for the period of 12 months after the termination of his said employment, induce or seek to induce, by any means involving the disclosure of or use of Confidential Information or otherwise, any customer of the Company to cease dealing with the Company or to restrict or vary the terms upon which it deals with the Company;

                    (vi) for the period of 12 months after the termination of his employment, deal with, seek employment or engagement with, be employed or engaged by or engage in business with any customer of the Company or any Group company or work on any account or business of any customer of the Company or any Group company for the purpose of providing that customer with services which are the same as or similar to any services which he was involved in providing to that customer at any time in the 12 months preceding the termination of his employment;

                    (vii) for the period of 12 months after the termination of his said employment, solicit business from any customer of the Company or any Group company for the purpose of providing to that customer services which are the same as or similar to those which he has been involved in providing to that customer at any time in the 12 months preceding the termination of his said employment (or where he is required not to perform those duties pursuant to clause 11.5 of the relevant Service Contract if either party gives notice to terminate at any time in the 12 months preceding the date on which the period of notice referred to therein expires);

                    (viii) interfere or seek to interfere with contractual or other trade relations between the Company or any such Group company and any of its or their suppliers; or

                    (ix) communicate to any person, concern, undertaking, firm or body corporate anything which is intended to or which will or may damage the reputation or good standing of the Company or any such Group Company.

               (c) For the avoidance of doubt nothing in this Section 4 shall restrict Dr. Robert Coffin from taking any employment the sole purpose of which is academic research, meaning research otherwise than for commercial gain for Dr. Coffin or any other person.

     5. TRANSFER PROVISIONS; FIRST OFFER, TAG ALONG AND DRAG ALONG RIGHTS.

          5.1 Restrictions on Transfer. Any sale, transfer or other disposition, whether voluntarily or by operation of law ("TRANSFER") of any Shares, other than according to the terms of this Agreement, shall be void and transfer no right, title, or interest in or to any of such Shares to the purported transferee. No Transfer of any Shares (including any Permitted Transfer, as defined below) shall be permitted to any transferee who is not, or does not become, a party to this Agreement.

          5.2 Permitted Transfers. The following transactions shall be exempt from the provisions of Section 5.3 (First Offer) and Section 5.5 (Tag Along) below (each, a "PERMITTED TRANSFER"):

               (a) a Stockholder's transfer of any or all of his Shares either during his lifetime or on death by will or intestacy to his immediate family or to a trust the beneficiaries of which are exclusively one or more of the Stockholder and a member or members of the

Stockholder's immediate family. "IMMEDIATE FAMILY" shall mean such transferring Stockholder's spouse, lineal descendant, father, mother, brother sister or anyone sharing such Stockholders' household;

               (b) if the Stockholder is a legal entity, a transfer to any holding or subsidiary company of that Stockholder or to any other subsidiary of any such Stockholder's holding company (all such entities together, the "STOCKHOLDER'S GROUP"), provided that if the transferee ceases to be a member of the Stockholder's Group, it shall, immediately prior to such event, transfer the Shares back to the original transferor or to another member of the Stockholder's Group at that time and also provided that no transfer shall take place under this Section 5.2 unless the business of the proposed transferee consists wholly or mainly of holding securities for investment purposes;

               (c) a transfer to a person who is the beneficial owner of such Share or (in the case of the legal title only) to a different or additional nominee or trustee on behalf of such beneficial owner, provided that such person has not become the beneficial owner thereof other than in accordance with the provisions hereof;

               (d) if the transferor is either a person whose principal business is to make, manage or advise upon investments (an "INSTITUTIONAL PREFERRED HOLDER") (or a nominee thereof), or a fund, partnership or other entity managed or advised by an Institutional Preferred Holder, to any affiliated or parallel fund or partnership (or nominee thereof) managed or advised by such Institutional Preferred Holder, to any participant or partner or former partner in such fund, partnership or other entity (or nominee thereof), to such Institutional Preferred Holder itself or to any successor manager of such fund or partnership or to any subsidiary or holding company from time to time of any limited or general partner of such fund or partnership;

               (e) a Stockholder's transfer of Shares pursuant to the "drag-along rights" and "tag-along rights" set forth in Sections 5.4 and 5.5 of this Agreement, respectively;

               (f) any transfer pursuant to an effective registration statement filed by the Company with the Securities and Exchange Commission; or

               (g) any transfer approved by a Preferred Majority.

provided, however, that in any such case, the transferee or other recipient shall receive and hold such stock subject to the provisions of this Section 5.2 and there shall be no further transfer of such stock except in accordance with this Section 5.2.

          5.3 First Offer. Except for Permitted Transfers and subject to the provisions of Section 5.5 (Drag Along), no Stockholder shall sell, assign, pledge or otherwise transfer (collectively, "TRANSFER") any Shares or any right or interest therein, whether voluntarily or by operation of law, or by gift or otherwise, except by a transfer which meets the following requirements:

               (a) If any Stockholder (the "TRANSFERRING STOCKHOLDER") proposes to transfer any Shares (the "OFFERED SHARES"), then the Transferring Stockholder shall first give written notice of the proposed transfer (the "TRANSFER NOTICE") to the Company, which shall promptly give written notice thereof (the "STOCKHOLDER NOTICE") to all holders of the capital stock of the Company other than the Transferring Stockholder ("ELIGIBLE STOCKHOLDERS"). The Transfer Notice shall name the proposed transferee (the "OFFEROR") and state the number of Offered Shares, the price per share and all other material terms and conditions of the transfer, and may state that if not all Offered Shares are sold, none shall be sold.

               (b) Eligible Stockholders may give written notice to the Secretary of the Company of their desire to purchase the Offered Shares, on the terms and conditions set forth in the Transfer Notice, and/or to sell shares of capital stock held by any Eligible Stockholder to the Offeror pursuant to
Section 5.5 (Tag Along). Pursuant to this Section 5.3:

                    (i) first, each holder of shares of Series B Stock, Series C Stock or Series D Stock (excluding the Transferring Stockholder, if applicable), shall have an option, exercisable for a period of 21 days from the date of delivery of the Stockholder Notice, to purchase, on a pro rata basis according to the number of shares of Series B Stock, Series C Stock or Series D Stock owned by such holder (on an as-converted basis) in relation to the number of shares of Series B Stock, Series C Stock and Series D Stock outstanding (on an as-converted basis) (excluding the Transferring Stockholder, if applicable), the Offered Shares for the consideration per share and on the terms and conditions set forth in the Transfer Notice; and

                    (ii) second, if the holders of Series B Stock, Series C Stock and Series D Stock do not elect to purchase all of the Offered Shares, the other Eligible Stockholders shall have an option, exercisable for a period of 21 days from the date of delivery of the Stockholder Notice, to purchase, on a pro rata basis according to the number of shares of Series A Stock (on an as-converted basis), Series M Stock (on an as-converted basis) and Common Stock owned by such Eligible Stockholder in relation to the number of Shares owned by all such other Eligible Stockholders, the balance of such Offered Shares for the consideration per share and on the terms and conditions set forth in the Transfer Notice.

                    (c) In the event options to purchase have been exercised by the Eligible Stockholders with respect to some but not all of the Offered Shares, those Eligible Stockholders who have exercised their options within the 21-day period specified in Subsection (c) above shall have an additional option, for a period of five (5) days next succeeding the expiration of such 21-day period, to purchase all or any part of the balance of such Offered Shares on the terms and conditions set forth in the Transfer Notice, which option shall be exercised by the delivery of written notice to the Secretary of the Company. In the event there are two or more such Eligible Stockholders that choose to exercise the last-mentioned option for a total number of Offered Shares in excess of the number available, the Offered Shares available for each such Eligible Stockholder's option shall be allocated to such Eligible Stockholder pro rata based on the number of Shares owned (on an as-converted basis) by the Eligible Stockholders so electing.

               (d) If Eligible Stockholders elect to acquire any of the Offered Shares (or all of such Offered Shares, if the Transfer Notice so provides), the Company shall so notify the Transferring Stockholder and settlement shall be made at the principal office of the Company within 5 days after the Company after the date of such notice. To the extent that the consideration proposed to be paid by for the Offered Shares consists of property other than cash or a promissory note, the consideration required to be paid by the Eligible Stockholders exercising their options under this Section 5.3 may consist of cash equal to the value of such property, as determined in good faith by agreement of the Transferring Stockholder, the Company, and the Eligible Stockholders acquiring such Offered Shares.

               (e) If the Eligible Stockholders do not elect to acquire all of the Offered Shares, the Transferring Stockholder may, within the 60-day period following the expiration of the option rights granted to the Eligible Stockholders, transfer the Offered Shares to the proposed transferee, provided that this sale shall not be on terms and conditions more favorable to the Preferred Holder than those contained in the Transfer Notice and further provided that no transfer may be made to any proposed transferee that is determined in good faith by the Board (including at least a majority of the Preferred Directors) to be a competitor of the Company. Notwithstanding any of the above, all Offered Shares transferred pursuant to this Section 5.3 shall be subject to the provisions of this Section 5.3 and of Section 5.5 (Tag Along) in the same manner and to the same extent as before the transfer.

          5.4 Compulsory Transfer by Leavers

               (a) A holder of Common Stock shall be deemed to have given a Transfer Notice to the Company and to have offered to sell all of the shares of Common Stock of the Company then held by such stockholder if (i) such stockholder is an employee or director of the Company of a direct or indirect subsidiary thereof (or acquired its Shares pursuant to a right or interest acquired by an employee of director of the Company or a direct or indirect subsidiary thereof) and (ii) such employee or director ceases to provide services to the Company or its subsidiaries for any reason or no reason, with or without cause. If any offer is deemed to have been made under this Subsection
(a), the Company may elect to purchase all or any portion of such Offered Shares, and the price to be paid by the Company for the Offered Shares so deemed to be offered shall be: (i) for any such employee or director who ceases to provide services to the Company or a direct or indirect Subsidiary for any reason other than a dismissal for cause, the fair market value of the Offered Shares as determined by the Board of Directors in good faith; and (ii) for any such employee or director who ceases to provide services to the Company or a direct or indirect Subsidiary due to a dismissal for cause, the cash consideration paid by such employee or director to the Company for such Offered Shares or, if less, the amount specified in clause (i) of this sentence. If the parties do not agree with the price set by the Board of Directors, then the price shall be the fair market value of such shares as determined by an appraiser mutually satisfactory to the Company and the Transferring Stockholder deemed to be making such offer or his successors-in-interest, or, if they cannot agree on a single appraiser, by an appraiser appointed by the Company, a second appraiser appointed by such Transferring Stockholder or his successors-in-interest and a third appraiser appointed by the other two appraisers. Each party shall bear the cost of his or its own appraiser, and the cost of the third appraiser shall be shared equally by the parties. If the shares are not purchased by the Company but are transferred to other parties, the transferee shall hold such stock subject to the provisions of this Section
5.4 and there shall be no further transfer of such stock except in accordance with Section 5.3.

               (b) The provisions set forth in the preceding Subsection shall be waived in respect of shares of Common Stock held on the date hereof by Dr. Robert Coffin, John

Gordon, Professor David Latchman and James Noble. The provisions set forth in the preceding Subsection may be waived in any other instance by the Board (including at least a majority of the Preferred Directors).

          5.5 Tag Along.

               (a) If the Company and Eligible Stockholders do not exercise their options to purchase all of the Offered Shares within the periods described in this Agreement (the "OPTION PERIOD"), then all options of the Company and the Eligible Stockholders to purchase the Offered Shares, whether exercised or not, shall terminate. If the proposed transfer would result in the Offeror acquiring more than fifty percent (50%) of the voting power of the then outstanding capital stock of the Company (a "CONTROLLING INTEREST") (or if the Offeror already holds a Controlling Interest, increasing such holding), then each Eligible Stockholder that has, pursuant to Section 5.3 (First Offer), expressed a desire to sell Shares in the transaction (a "PARTICIPATING ELIGIBLE STOCKHOLDER"), shall be entitled to sell Shares pursuant to this Section 5.5. The Company shall promptly, on expiration of the Option Period, notify the Transferring Stockholder of the aggregate number of Shares the Participating Eligible Stockholders wish to sell. The Transferring Stockholder shall use his or her best efforts to interest the Offeror in purchasing, in addition to the Offered Shares, the Shares the Participating Eligible Stockholders wish to sell. If the Offeror does not wish to purchase all of the Shares made available by the Transferring Stockholder and the Participating Eligible Stockholders, then each Participating Eligible Stockholder and the Transferring Stockholder shall be entitled to sell, at the price and on the terms and conditions set forth in the Notice (provided that the price set forth in the Offer with respect to shares of Common Stock shall be appropriately adjusted, if necessary, based on the conversion ratio of any Preferred Stock to be sold), a portion of the Shares being sold to the Offeror, in the same proportion as such Transferring Stockholder or Participating Eligible Stockholder's ownership of Shares bears to the aggregate number of Shares owned by the Transferring Stockholder and the Participating Eligible Stockholders. The transaction contemplated by the Notice shall be consummated not later than 60 days after the expiration of the Option Period.

               (b) If the Participating Eligible Stockholders do not elect to sell the full number of Shares which they are entitled to sell pursuant to this
Section 5.5, the Transferring Stockholder shall be entitled to sell to the Offeror, according to the terms set forth in the Notice, that number of his or her own Shares which equals the difference between the number of Shares desired to be purchased by the Offeror and the number of Shares the Participating Eligible Stockholders are entitled to sell pursuant to this Section 5.5. If the Transferring Stockholder wishes to Transfer any such Shares at a price per Share which differs from that set forth in the Notice, upon terms different from those previously offered to the Company and the Eligible Stockholders, or more than 60 days after the expiration of the Option Period, then, as a condition precedent to such transaction, such Shares must first be offered to the Company and the Eligible Stockholders on the same terms and conditions as given the Offeror, and in accordance with the procedures and time periods set forth above.

               (c) The proceeds of any sale made by the Transferring Stockholder without compliance with the provisions of this Section 5.5 shall be deemed to be held in constructive trust in such amount as would have been due the Participating Eligible Stockholders if the Transferring Stockholder had complied with this Agreement.

          5.6 Drag Along.

               (a) If either:

                    (i) any person or entity offers to acquire all or substantially all of the stock, assets or business of the Company, by merger, sale of assets or otherwise, and stockholders holding shares representing 60% of the voting power of all Shares then outstanding consent in writing to such transaction (including by means of a proxy or stockholder consent voting in favor of such transaction), or

                    (ii) any person or entity offers to acquire Shares representing more than 50% of the voting power of all Shares then outstanding (or, if such person or entity already owns Shares representing more than 50% of the voting power of all Shares then outstanding, any additional Shares), and such transaction is approved by the Board of Directors of the Company and a Preferred Majority consent in writing to such transaction (including by means of a proxy or stockholder consent voting in favor of such transaction), then, in either case, each party to this Agreement shall be obligated to:

                    (iii) then each party to this Agreement shall be obligated to:

                    (iv) vote all of his, her or its Shares in favor of such transaction, to the extent any such vote is required for the consummation of such transaction,

                    (v) if applicable, sell, transfer or exchange all of his, her or its Shares in connection with such transaction on the same terms as those consented to by such stockholders or Preferred Holders, as the case may be, (with appropriate adjustment to reflect the conversion of convertible securities and the preference and priorities of the Preferred Stock), and

                    (vi) execute and deliver such instruments of sale, transfer and exchange and take such other action, including executing any purchase agreement, merger agreement, indemnity agreement, escrow agreement or related documents, as may be reasonably required by the Company in order to carry out the terms and provisions of this Section 5.6.

               (b) If a party to this Agreement fails or refuses to vote or sell his, her or its Shares as required by, or votes his, her or its Shares in contravention of this Section 5.6, then such party hereby grants to the President and Treasurer of the Company an irrevocable proxy, coupled with an interest, to vote such Shares in accordance with this Section 5.6, and hereby appoints the President and Treasurer of the Company and each of them acting singly, his, her or its attorney in fact, to sell, transfer or exchange such Shares in accordance with the terms of this Section 5.6. At the closing of such transaction, each of the parties to this Agreement shall deliver, against receipt of the consideration payable in such transaction, certificates representing the Shares which such party holds of record or beneficially, with all endorsements necessary for transfer. In the event that any party fails or refuses to comply with the provisions of this Section 5.6, the Company, the Preferred Holders and the Preferred Holder in such transaction, at their option, may elect to proceed with such transaction notwithstanding such failure or refusal and, in such event and upon tender of the specified consideration to any such party, the rights of any such party with respect to the Shares of such party shall cease.

          5.7 Bank Holding Company Act Matters.

               (a) For the purpose of this Section 5.7:

                    (i) "BHC SHAREHOLDER" means West KB - Westdeutsche Kapitalbeteiligungsgesellschaft mbH, so long as it is a non-US bank or affiliate thereof that is subject to the United States Bank Holding Company Act of 1956, as amended ("BHCA"), and is a qualifying foreign banking organization pursuant to the requirements of Section 211.23(b) of Regulation K (12 C.F.R. Section 211.23(b) (2002)) (or any successor regulation);

                    (ii) "REGULATION K" means Regulation K of the Board of Governors of the United States Federal Reserve System (12 C.F.R. Part 211
(2002)); and

                    (iii) "REGULATION Y" means Regulation Y of the Board of Governors of the United States Federal Reserve System (12 C.F.R. Part 225
(2002)).

               (b) The Company shall provide the BHC Shareholder upon request the following information regarding the Company or any subsidiary or branch, office, representative, entity or enterprise of a company of the BioVex group of companies in the United States of America ("U.S. PRESENCE"):

                    (i) a description of the activities being conducted in the United States; and

                    (ii) the amounts of assets and revenues for the respective company and its subsidiaries, including an estimated breakdown of those amounts of assets and revenues that are located in or sourced from the United States, assets and revenues that are located in or sourced from outside the United States, and assets and revenues that are located in or sourced from particular countries, all on the basis of a fiscal year and as of the last business day of a fiscal year, as appropriate.

               (c) The Company shall use its reasonable best efforts to send the information set forth in paragraph (b) above no later than 30 days following the date on which the BHC Shareholder requests any such information. The Company shall exercise its best efforts to obtain additional information reasonably requested by the BHC Shareholder for the purpose of ascertaining its compliance with the BHCA.

               (d) The BHC Shareholder agrees that any information sent to it pursuant to the terms of this Section 5.7 may only be used for the purposes of its compliance with the BHCA, and may not be used or disclosed for any other purpose unless required by law or an order of a public authority.

               (e) The Company and the Stockholders acknowledge that, in the event that the BHC Shareholder determines that the Company's US Presence causes
(i) the BHC Shareholder to be in violation ("ACTUAL VIOLATION") of the BHCA or the rules, regulations and written governmental interpretations relating thereto, Regulation K, or Regulation Y (collectively, the "BHCA Requirements"), or (ii) a situation where the BCH Shareholder will be in violation of the BHCA Requirements after only the passage of a period of time ("POTENTIAL VIOLATION"), the BHC Shareholder may be required to transfer some portion of its shares in the Company to another party in order to cure or avoid an Actual or Potential Violation of the BHCA. In the event the BHC Shareholder delivers to the Company an opinion of counsel (in-house counsel being sufficient) to the effect that the Company's U.S. Presence would cause the BHC Shareholder to be in Actual or Potential Violation of the BHCA Requirements, the BHC Shareholder will be permitted to transfer to a third party or to Eligible Stockholders such number of shares as may be necessary in order to avoid or cure such Actual or Potential Violation (a "MANDATORY TRANSFER").

               (f) For the avoidance of doubt, the parties agree that in the event of a Mandatory Transfer, the BHC Shareholder shall be free to transfer such percentage of its Shares as is required in order for such BHC Shareholder to remain or come into compliance with the BHCA to any third party and on any terms, subject only to the first refusal rights of the other Stockholders pursuant to Section 5.3 above. In the event a Mandatory Transfer is necessary in order to ensure such compliance with the BHCA, the parties agree to use their good faith efforts to facilitate and expedite any such Mandatory Transfer, either to other Stockholders pursuant to the exercise of their rights of first refusal pursuant to Section 5.3 above or to such third party as may have been selected by the BHC Shareholder.

     6. RESTRICTIONS ON SALES OF CONTROL OF THE COMPANY.

     No Common Holder or Preferred Holder shall be a party to any transaction or series of related transactions that involves the sale, to any person or entity or group of affiliated persons or entities, of shares of capital stock representing a majority of the voting power of all outstanding capital stock of the Company unless (1) such transfer shall have been approved by a Preferred Majority and (2) all holders of Preferred Stock are allowed to participate in such transaction and the consideration received pursuant to such transaction is allocated among the parties thereto in the manner specified in Section 2 (Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales) of Part B of Article FOURTH of the Company's Certificate of Incorporation (as if such transaction were a Deemed Liquidation Event for such purpose).

     7. VOTING AGREEMENTS.

          7.1 Voting of Shares.

               (a) In any and all elections of directors of the Company (whether at a meeting or by written consent in lieu of a meeting), each Stockholder shall vote or cause to be voted all Shares owned by him or it, or over which he or it has voting control, and otherwise use his or its respective best efforts, so as to fix the number of directors of the Company at fifteen (15) and to elect as directors:

                    (1) one member designated by Merlin General Partner Limited (No: 66881) as general partner of The Merlin Fund L.P.; Merlin General Partner II Limited as general partner of The Merlin Biosciences Fund L.P. and as managing partner of the Merlin Biosciences Fund GbR; and Merlin Equity Limited (No: 3146571) (acting together), for so long as they (together with their affiliated entities) together hold at least 5% of the shares of Series A Stock outstanding from time to time; the initial such director to be Dr. Susan Foden;

                    (2) one member designated by Lloyds TSB Development Capital Limited (No: 1107542); LDC Co-Investment Plan 2001 'A' (No: LP007381); LDC Co-Investment Plan 2001 'B' (No: LP007382); and Technomark Co-Investment L.P. (No: LP007381), for so long as they together (and together with they affiliated entities) hold at least 5% of the shares of Series A Stock outstanding from time to time; which position shall initially remain vacant;

                    (3) one member designated by GeneChem Therapeutics Venture Fund L.P. on behalf of its general partner, GeneChem Therapeutics Inc., for so long as it (together with its affiliated entities) holds at least 5% of the shares of Series A Stock outstanding from time to time; the initial such director to be Dr. Ines Holzbaur;

                    (4) one member designated by ABN Amro Participaties B.V, for so long as it (together with its affiliated entities) holds at least 5% of the shares of Series B Stock outstanding from time to time; the initial such director to be Hugo Alexander Slooweg;

                    (5) one member designated by Scottish Equity Partners Limited, for so long as it (together with its affiliated entities) holds at least 5% of the shares of Series B Stock outstanding from time to time; the initial such director to be Brian Kerr; and

                    (6) one member designated by Credit Agricole Private Equity SA, for so long as it (together with its affiliated entities) holds at least 5% of the shares of Series B Stock outstanding from time to time; the initial such director to be Dr. Phillippe Guinot.

               (b) The remaining nine members shall each be elected by the holders of a majority of all voting shares then outstanding, subject to the approval in each case of a Preferred Majority. The initial such directors shall be Philip Astley-Sparke, Gareth Beynon,

Robert Coffin, Dr. John Gordon, Professor David Latchman, Dr. Colin Love, Dr. Paul Nicholson, Louis Nisbet, and Dr. Timothy Rink.

               (c) The Stockholders shall not vote to remove any director unless
(i) the Stockholders are instructed to remove such director by the person(s) or entity(ies) entitled to designate or approve such director pursuant to Subsection (a) above or; (ii) the person(s) or entity(ies) originally entitled to designate or approve such director pursuant to Subsection (a) above is no longer entitled to designate or approve such director.

               (d) The Company shall provide the Stockholders with 15 days' prior written notice of any intended mailing of a notice to stockholders for a meeting at which directors are to be elected. The Preferred Holders and Managers shall give written notice to all other parties to this Agreement, no later than ten days after the receipt of such notice from the Company, of the persons designated pursuant to this Section 7 as nominees for election as directors. The Company agrees to nominate and recommend for election as directors only the individuals designated, or to be designated, pursuant to this Section 7. If the Preferred Holders or Managers shall fail to give notice to the Company as provided above, it shall be deemed that the designees then serving as directors shall be the designees for reelection.

          7.2 No Revocation. The voting agreements contained herein are coupled with an interest and may not be revoked, except by an amendment, modification or termination effected in accordance with the terms hereof.

          7.3 Obligations Binding on Transferees. Any person or entity to which Shares are transferred by a Stockholder, whether voluntarily or by operation of law, shall be bound by the voting obligations imposed upon the transferor under this Agreement, to the same extent as if such transferee were a Stockholder hereunder; and no Stockholder shall transfer any Shares unless the transferee provides a written instrument to the Company notifying the Company of such transfer and agreeing in writing to be bound by the terms of this Agreement.

     8. GENERAL.

          8.1 Future Stockholders.

               (a) The Company shall cause any person to whom it issues Shares after the date hereof who is not already a party hereto, as a precondition of such issuance, to become a party hereto by executing a counterpart Adoption Agreement in the form of Exhibit C prior to or simultaneously with such issuance.

          8.2 Confidentiality and Disclosure. Each Preferred Holder agrees that he, she or it will keep confidential and will not disclose, divulge or use for any purpose, other than to monitor its investment in the Company, any Confidential Information, unless such Confidential Information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 8.2 by such Preferred Holder), (b) is or has been independently developed or conceived by the Preferred Holder without use of the Company's Confidential Information or (c) is or has been made known or disclosed to the Preferred Holder by a third party without a breach of any obligation of confidentiality known to such Preferred Holder that such third party may have to the Company; provided, however, that a Preferred Holder may disclose Confidential

Information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company, (ii) to any prospective transferee of any Shares from such Preferred Holder as long as such prospective Preferred Holder agrees to be bound by the provisions of this Section 8.2, (iii) to any Affiliated Party of such Preferred Holder, provided that such party is obligated not to disclose, divulge or use any Confidential Information to the same extent as the Preferred Holders, or (iv) as may otherwise be required by law, provided that the Preferred Holder takes reasonable steps to minimize the extent of any such required disclosure. Notwithstanding the foregoing, such information shall not be deemed confidential for the purpose of enforcing this Agreement.

          8.3 Actions by Preferred Holders.

               (a) All consents required of and all dealings with SEP II and SEP IIB under this Agreement and the Certificate of Incorporation shall be granted or effected by or with Scottish Equity Partners Limited, as manager of SEP II and SEP IIB, for and on their behalf, and all rights of SEP II and SEP IIB may be enforced by Scottish Equity Partners Limited on their behalf.

               (b) All consents required of and all dealings with Credit Lyonnais Innovation 3 Fonds commun de placement dans l'innovation ("CLI3"), Credit Lyonnais Innovation 4 Fonds commun de placement dans l'innovation ("CLI4"), Credit Lyonnais Innovation 5 Fonds commun de placement dans l'innovation ("CLI5"), Lion Capital Investissement Fonds commun a risque ("LCI") and Credit Lyonnais Venture 1 Fonds commun de placement a risque ("CLV1") under this Agreement and the Certificate of Incorporation shall be granted or effected by or with Credit Agricole Private Equity SA, as manager of CLI3, CLI4, CLI5, LCI and CLV1, for and on their behalf and all rights of CLI3, CLI4, CLI5, LCI and CLV1 may be enforced by Credit Agricole Private Equity SA on their behalf.

          8.4 VCT Matters.

               (a) The Company acknowledges the requirements of Sitka Health Fund VCT plc ("SITKA") as regards the preservation of its investment in the Company as a Qualifying Holding and the status of the shares of Common Stock of the Company as Eligible Shares (as defined in Schedule 28B and 842AA ICTA 1988 respectively) and agrees with Sitka that for so long as Sitka or its permitted transferees hold Shares in the Company to ensure that the business and structure of the Company and its group is conducted and structured in such a way as to ensure that Sitka's investment continues to satisfy the definition of a Qualifying Holding. Nothing in this Section 8.4 shall require the Company to take any action that conflicts with the best commercial interests of the Company.

               (b) The Company agrees to send to Sitka within three months of the end of each fiscal year a letter confirming that the Company continues to be a Qualifying Company for the purposes of Schedule 28B ICTA 1988 and to provide Sitka from time to time with such other information as Sitka may reasonably request in this regard.

          8.5 Legends. All certificates representing Shares shall bear a legend substantially in the following form (in addition to, or in combination with, any legends required by applicable federal and state securities laws and agreements relating to the transfer of the Company's securities):

               "The shares represented by this certificate are subject to certain voting agreements and rights of first refusal and co-sale in favor of the Company's other stockholders, as provided in the Certificate of Incorporation of the Company or a Stockholders' Agreement by and among the registered owner of this certificate, the Company and certain other stockholders of the Company, a copy of which is available for inspection at the offices of the Secretary of the Company."

          8.6 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

          8.7 Governing Law. This Agreement shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware, as to matters within the scope thereof, and the internal laws of the Commonwealth of Massachusetts (without reference to the conflicts of law provisions thereof), as to all other matters.

          8.8 Notices. All notices, requests, consents and other communications under this Agreement shall be in writing and shall be deemed delivered (i) three business days after being sent by registered or certified mail, return receipt requested, postage prepaid or (ii) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient as set forth below:

     If to the Company, at 245 First Street, Suite 800, Cambridge, Massachusetts 02142, Attention: President, or at such other address as may have been furnished in writing by the Company to the other parties hereto, with a copy to Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts,
Attention: Joe Pillman; or

     If to a Preferred Holder, at its address set forth on Exhibit A, or at such other address as may have been furnished in writing by such Preferred Holder to the other parties hereto; or

     If to a Manager, at the address set forth below such Manager's signature to this Agreement, or at such other address as may have been furnished in writing by such Manager to the other parties hereto.

     Any party may give any notice, request, consent or other communication under this Agreement using any other means (including, without limitation, personal delivery, messenger service, telecopy, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended. Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this
Section 8.8.

          8.9 Complete Agreement. This Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

          8.10 Amendments and Waivers.

               (a) This Agreement may be amended or terminated and the observance of any term of this Agreement may be waived with respect to all parties to this Agreement (either generally or in a particular instance and either retroactively or prospectively), with the written consent of (a) the Company, (b) Preferred Holders holding Shares representing at least sixty percent (60%) of the voting power of all Shares then held by Preferred Holders, and (c) Managers and Common Holders holding Shares representing at least fifty percent (50%) of the voting power of all Shares then held by all Managers and Common Holders

               (b) In lieu of the provisions of Subsection (a), any amendment, termination or waiver to the terms of Section 2 (or a defined term used therein) shall instead require the written consent of (x) the Company, (y) Preferred Holders holding Registrable Shares representing at least sixty percent (60%) of the voting power of all Registrable Shares then held by all Preferred Holders, and (z) Managers, if any, holding Registrable Shares representing at least fifty percent (50%) of the voting power of all Registrable Shares then held by all Managers.

               (c) Notwithstanding the foregoing, this Agreement may not be amended or terminated and the observance of any term hereunder may not be waived with respect to any Preferred Holder without the written consent of such Preferred Holder unless such amendment, termination or waiver applies to all Preferred Holders in the same fashion.

               (d) In addition, notwithstanding the foregoing, no consent of Managers or Common Holders shall be required for any amendment that does not adversely affect the Managers or the Common Holders or the Shares held by them.

               (e) The Company shall give prompt written notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination or waiver. Any amendment, termination or waiver effected in accordance with this Section 8.10 shall be binding on all parties hereto, even if they do not execute such consent. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

          8.11 Termination Provisions.

               (a) All of the Company's obligations to register Registrable Shares under Sections 2.1 and 2.2 shall terminate upon the earliest of (a) three years after the closing of the Initial Public Offering, (b) the date on which no Preferred Holder holds any Registrable Shares or (c) a Company Sale.

               (b) All other provisions of this Agreement shall terminate upon the earlier of the closing of an Initial Public Offering or the closing of a Company Sale.

          8.12 Transfers of Rights; Calculation of Share Numbers.

               (a) Transfer of Rights. This Agreement, and the rights and obligations of each Preferred Holder hereunder, may be assigned by such Preferred Holder to (a) any person or entity to which at least 250,000 Shares (subject to appropriate adjustment for stock splits, stock dividends, recapitalizations and similar events occurring after the date of this Agreement) are transferred by such Preferred Holder, or (b) to any Affiliated Party of such Preferred Holder, and, in each case, such transferee shall be deemed a "Preferred Holder" for purposes of this Agreement; provided that such assignment of rights shall be contingent upon the transferee providing a written instrument to the Company notifying the Company of such transfer and assignment and agreeing in writing to be bound by the terms of this Agreement and further provided that such transferee is not, in the reasonable determination of the Board (excluding any interested director) a competitor of the Group. Notwithstanding the foregoing, any person or entity to which any Shares or Registrable Shares are transferred by a Preferred Holder, whether voluntarily or by operation of law, shall be bound by the obligations under Section 2.8 ("Lock-Up" Agreement; Confidentiality of Notices) to the same extent as if such transferee were a Preferred Holder hereunder and no Preferred Holder shall transfer any Shares or Registrable Shares unless the transferee provides a written instrument to the Company notifying the Company of such transfer and agreeing in writing to be bound by the terms of Section 2.8 ("Lock-Up" Agreement; Confidentiality of Notices).

               (b) Calculation of Share Numbers. In determining the number of Shares owned by a Preferred Holder or a Common Holder for purposes of exercising rights under this Agreement, (a) Shares owned by a Preferred Holder shall be deemed to include Shares which have been converted into Common Stock so long as such Common Stock is owned by such Preferred Holder and (b) all Shares held by affiliated entities or persons shall be aggregated together (provided that no shares shall be attributed to more than one entity or person within any such group of affiliated entities or persons).

          8.13 Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

          8.14 Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same document. This Agreement may be executed by facsimile signatures.

          8.15 Section Headings and References. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties. Any reference in this agreement to a particular section or subsection shall refer to a section or subsection of this Agreement, unless specified otherwise.

                                      *****

     Executed as of the date first written above.

                                        COMPANY:

                                        BIOVEX GROUP, INC.


                                        By: /s/ Dr. Gareth Beynon
                                            ------------------------------------
                                            Dr. Gareth Beynon
                                            Chief Executive Officer


                                        By: /s/ Philip Astley-Sparke
                                            ------------------------------------
                                            Philip Astley-Sparke
                                            President


                                        MANAGERS:


                                        /s/ Philip Astley-Sparke
                                        ----------------------------------------
                                        Philip Astley-Sparke

                                        245 First Street, Suite 1800
                                        Cambridge, Massachusetts 02142


                                        /s/ Dr. Gareth Beynon
                                        ----------------------------------------
                                        Dr. Gareth Beynon

                                        245 First Street, Suite 1800
                                        Cambridge, Massachusetts 02142


                                        /s/ Dr. Robert Coffin
                                        ----------------------------------------
                                        Dr. Robert Coffin

                                        245 First Street, Suite 1800
                                        Cambridge, Massachusetts 02142


                                        /s/ Dr. Colin Love
                                        ----------------------------------------
                                        Dr. Colin Love

                                        245 First Street, Suite 1800
                                        Cambridge, Massachusetts 02142

                            [Stockholders' Agreement]

                                        PREFERRED HOLDERS:

                                        ABN AMRO PARTICIPATIES B.V.


                                        By: /s/ H.A. Slootweg
                                            ------------------------------------
                                        Name: H.A. Slootweg
                                        Title: Director


                                        AVALON VENTURES VI LP

                                        By: AVALON VENTURES VI GP FUND LLC
                                            Its General Partner


                                        By: /s/ Kevin J. Kinsella
                                            ------------------------------------
                                        Name: Kevin J. Kinsella
                                        Title:
                                               ---------------------------------


                                        AVALON VENTURES VI GP FUND LLC


                                        By: /s/ Kevin J. Kinsella
                                            ------------------------------------
                                        Name: Kevin J. Kinsella
                                        Title:
                                               ---------------------------------


                                        BIONEX INVESTMENT PLC


                                        By: /s/ Chris Roberts
                                            ------------------------------------
                                        Name: Chris Roberts
                                        Title: Exec. Chairman


                                        CREDIT LYONNAIS INNOVATION 3 FONDS
                                        COMMUN DE PLACEMENT DANS
                                        L'INNOVATION


                                        By: /s/ [signature illegible]
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        CREDIT LYONNAIS INNOVATION 4 FONDS
                                        COMMUN DE PLACEMENT DANS
                                        L'INNOVATION


                                        By: /s/ [signature illegible]
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        CREDIT LYONNAIS INNOVATION 5 FONDS
                                        COMMUN DE PLACEMENT DANS
                                        L'INNOVATION


                                        By: /s/ [signature illegible]
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        CREDIT LYONNAIS VENTURE 1 FONDS
                                        COMMUN DE PLACEMENT A RISQUES


                                        By: /s/ [signature illegible]
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        FCPI POSTE INNOVATION

                                        By: INNOVEN PARTENAIRES SA

                                        By its management company INNOVEN
                                        PARTENAIRES SA


                                        By: /s/ Paul Toon
                                            ------------------------------------
                                            Paul Toon
                                            Authorized signatory


                                        FCPI POSTE INNOVATION 2

                                        By its management company INNOVEN
                                        PARTENAIRES SA


                                        By: /s/ Paul Toon
                                            ------------------------------------
                                            Paul Toon
                                            Authorized signatory

                                        FCPI POSTE INNOVATION 3

                                        By its management company INNOVEN
                                        PARTENAIRES SA


                                        By: /s/ Paul Toon
                                            ------------------------------------
                                            Paul Toon
                                            Authorized signatory


                                        FCPI POSTE INNOVATION 5

                                        By its management company INNOVEN
                                        PARTENAIRES SA


                                        By: /s/ Paul Toon
                                            ------------------------------------
                                            Paul Toon
                                            Authorized signatory


                                        FCPI POSTE INNOVATION 6

                                        By its management company INNOVEN
                                        PARTENAIRES SA


                                        By: /s/ Paul Toon
                                            ------------------------------------
                                            Paul Toon
                                            Authorized signatory


                                        GENECHEM THERAPEUTICS VENTURE FUND L.P.
                                        on behalf of its General Partner
                                        GENECHEM THERAPEUTICS INC.


                                        By: /s/ [signature illegible]
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        /s/ John Laurie Gordon
                                        ----------------------------------------
                                        JOHN LAURIE GORDON

                                        INNOVEN 2001 FCPI No 5

                                        By its management company INNOVEN
                                        PARTENAIRES SA


                                        By: /s/ Paul Toon
                                            ------------------------------------
                                            Paul Toon
                                            Authorized signatory


                                        INNOVEN 2002 FCPI No 6

                                        By its management company INNOVEN
                                        PARTENAIRES SA


                                        By: /s/ Paul Toon
                                            ------------------------------------
                                            Paul Toon
                                            Authorized signatory


                                        INNOVEN 2003 FCPI No 7

                                        By its management company INNOVEN
                                        PARTENAIRES SA


                                        By: /s/ Paul Toon
                                            ------------------------------------
                                            Paul Toon
                                            Authorized signatory


                                        J EDWARD SELLARS NOMINEES LTD


                                        By: /s/ D. E. Babbington
                                            ------------------------------------
                                        Name: Diane Babbington
                                        Title: Company Secretary


                                        LION CAPITAL INVESTISSEMENT FONDS
                                        COMMUN DE PLACEMENT A RISQUES


                                        By: /s/ [signature illegible]
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        LLOYDS TSB DEVELOPMENT CAPITAL
                                        LIMITED


                                        By: /s/ Stewart Licudi
                                            ------------------------------------
                                        Name: Stewart Licudi
                                        Title: Investment Director


                                        LDC CO-INVESTMENT PLAN 2001 'A'

                                        By: LLOYDS TSB VENTURES GENERAL
                                        PARTNER LIMITED
                                        Its general partner


                                        By: /s/ Stewart Licudi
                                            ------------------------------------
                                        Name: Stewart Licudi
                                        Title: Investment Director


                                        LDC CO-INVESTMENT PLAN 2001 'B'

                                        By: LLOYDS TSB VENTURES GENERAL
                                        PARTNER LIMITED Its general partner


                                        By: /s/ Stewart Licudi
                                            ------------------------------------
                                        Name: Stewart Licudi
                                        Title: Investment Director


                                        MERLIN GENERAL PARTNER LIMITED


                                        By: /s/ [signature illegible]
                                            ------------------------------------
                                        Name: illegible
                                        Title: Director


                                        MERLIN GENERAL PARTNER II LIMITED
                                        (AS GENERAL PARTNER OF THE MERLIN
                                        BIOSCIENCES FUND LP)


                                        By: /s/ [signature illegible]
                                            ------------------------------------
                                        Name: illegible
                                        Title: Director

                                        MERLIN GENERAL PARTNER II LIMITED
                                        (AS GENERAL PARTNER OF THE MERLIN
                                        BIOSCIENCES FUND GBR)


                                        By: /s/ [signature illegible]
                                            ------------------------------------
                                        Name: illegible
                                        Title: Director


                                        /s/ Timothy James Rink
                                        ----------------------------------------
                                        TIMOTHY JAMES RINK


                                        SCOTTISH EQUITY PARTNERS LIMITED


                                        By: /s/ Richard Sparrow
                                            ------------------------------------
                                        Name: Richard Sparrow
                                        Title: Director


                                        SEP II

                                        By: SCOTTISH EQUITY PARTNERS LIMITED
                                        Its Manager


                                        By: /s/ Richard Sparrow
                                            ------------------------------------
                                        Name: Richard Sparrow
                                        Title: Director


                                        SEP II B

                                        By: SCOTTISH EQUITY PARTNERS LIMITED
                                        Its Manager


                                        By: /s/ Richard Sparrow
                                            ------------------------------------
                                        Name: Richard Sparrow
                                        Title: Director


                                        SITKA HEALTH FUND VCT PLC


                                        By: /s/ Louis Joseph Nisbet
                                            ------------------------------------
                                        Name: Louis Joseph Nisbet
                                        Title: Director

                                        TECHNOMARK CO-INVESTMENT L.P.

                                        By: TECHNOMARK CONSULTING SERVICES
                                        LIMITED
                                        Its General Partner


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        V-SCIENCES INVESTMENTS PTE LTD


                                        By: /s/ S. Iswaran
                                            ------------------------------------
                                        Name: S. Iswaran
                                        Title: Director


                                        WEST KB - WESTDEUTSCHE
                                        KAPITALBETEILIGUNGSGESELLSCHAFT MBH


                                        By: /s/ [signature illegible]
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        COMMON HOLDERS:


                                        /s/ D. S. Latchman
                                        ----------------------------------------
                                        DAVID SEYMOUR LATCHMAN


                                        MERLIN EQUITY LIMITED


                                        By: /s/ [signature illegible]
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        JAMES NOBLE


                                        By: /s/ [signature illegible]
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        UNIVERSITY COLLEGE LONDON


                                        By: /s/ [signature illegible]
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                    EXHIBIT A

                            LIST OF PREFERRED HOLDERS

Name and Address

ABN Amro Participaties B.V.
Gustav Mahlerlaan 10
1082 PP
Amsterdam

Avalon Ventures VI GP Fund LLC
4370 La Jolla Village Drive
Suite 685
San Diego
CA 92122

Avalon Ventures VI LP
4370 La Jolla Village Drive
Suite 685
San Diego
CA 92122

Bionex Investment plc
223a Kensington High Street
London
W8 6SG

Robert Stuart Coffin
Flat 4
43 Colville Gardens
London
W11 2BU

Credit Lyonnais Innovation 3 Fonds
Commun de Placement dans L'Innovation "CLI3"

Credit Lyonnais Innovation 4 Fonds
Commun de Placement dans L'Innovation "CLI4"

Credit Lyonnais Innovation 5 Fonds
Commun de Placement dans L'Innovation "CLI5"

Credit Lyonnais Venture 1 Fonds
Commun de Placement a Risques
"CLV1"

FCPI Poste Innovation
10 rue de la Paix
75002 Paris
France

FCPI Poste Innovation 2
10 rue de la Paix
75002 Paris
France

FCPI Poste Innovation 3
10 rue de la Paix
75002 Paris
France

FCPI Poste Innovation 5
10 rue de la Paix
75002 Paris
France

FCPI Poste Innovation 6
10 rue de la Paix
75002 Paris
France

Genechem Therapeutics Venture Fund LP
1001 de Maisonneuve West
Suite 920
Montreal
Quebec
H3A 3C8

Dr John Gordon
Bishop Oak
Jarn Way
Old Boars Hill
Oxford
OX1 5JF

Innoven 2001 FCPI No5
10 rue de la Paix
75002 Paris
France

Innoven 2002 FCPI No6
10 rue de la Paix
75002 Paris
France

Innoven 2003 FCPI No7
10 rue de la Paix
75002 Paris
France

J Edward Sellars Nominees Ltd (a/c Technomark Co-investment Ltd Partnership) 503 Worle Parkway
Worle
Weston-super-Mare
BS22 0WA

Lion Capital Investissement Fonds
Commun de Placement a Risques "LCI FCPR"

Lloyds TSB Development Capital Limited
45 Old Bond Street
London
W1S 4QT

Lloyds TSB Ventures Nominees Limited
(A/C LDC Co-investment plan 2001 "A")
45 Old Bond Street
London
W1S 4QT

Lloyds TSB Ventures Nominees Limited
(A/C LDC Co-investment plan 2001 "B")
45 Old Bond Street
London
W1S 4QT

Merlin General Partner II Ltd (as general partner of the Merlin Biosciences Fund LP)
La Motte Chambers
St Helier
Jersey
JE1 1BJ

Merlin General Partner II Ltd (as general partner of the Merlin Biosciences Fund GbR)
La Motte Chambers
St Helier
Jersey
JE1 1BJ

Merlin General Partner Limited
La Motte Chambers
St Helier
Jersey
JE1 1BJ

Dr Timothy J Rink
41 Avenue Hector Otto
Apt 81
MC9800 Monaco

SEP II
17 Blythswood Square
Glasgow
G2 4AD

SEP II B
17 Blythswood Square
Glasgow
G2 4AD

Sitka Health Fund VCT Plc
23 Buckingham Gate
London
SW1E 6LB

Technomark Co-investment LP
King House
5-11 Westbourne Grove
London
W2 4WA

V-Sciences Investments Pte Ltd
8 Shenton Way
#38-03 Temasek Tower
Singapore
068811

West KB - Westdeutsche Kapitalbeteiligungsgesellschaft mbH
Herzogstrasse 15
D-40217
Dusseldof
Germany

                                   EXHIBIT B

                             LIST OF COMMON HOLDERS

Name and Address

David Seymour Latchman
9 Gresham Gardens
London
NW11 8NX

Merlin Equity Limited
33 King Street
St James's
London
SW1Y 6RJ

Mr James Noble
20 Charlbury Road
Oxford
OX2 6UU

University College
London
Gower Street
London
WC1E 6BT

                                    EXHIBIT C

                               ADOPTION AGREEMENT

     This Adoption Agreement (the "ADOPTION AGREEMENT") is executed by the undersigned (the "NEW STOCKHOLDER") pursuant to the terms of the Stockholders' Agreement dated as of ______________, 2005 (the "AGREEMENT") by and among BioVex Group, Inc., a Delaware corporation (the "COMPANY") and the Company's stockholders. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement. By the execution of this Adoption Agreement, the New Stockholder agrees as follows:

     1. Acknowledgment. The New Stockholder acknowledges that the New Stockholder is acquiring certain shares of the capital stock of the Company (the "STOCK"), subject to the terms and conditions of the Agreement.

     2. Agreement. The New Stockholder (i) agrees that the Stock acquired by the New Stockholder shall be bound by and subject to the terms of the Agreement, and
(ii) hereby adopts the Agreement with the same force and effect as if the New Stockholder were originally a party thereto.

     3. Notice. Any notice required or permitted by the Agreement shall be given to the New Stockholder at the address listed beside the New Stockholder's signature below.

     EXECUTED AND DATED as of ______________, 20__.

                                        NEW STOCKHOLDER:


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        Address:
                                                 -------------------------------
                                        Fax:
                                             -----------------------------------


Accepted and Agreed:

BIOVEX GROUP, INC.:


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------